Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000

World Fuel Services Corporation Reports Second Quarter 2020 Results

MIAMI—July 30, 2020 -- World Fuel Services Corporation (NYSE: INT)
Second-Quarter 2020 Highlights

•Total gross profit of $213.9 million, down 20% year-over-year
•GAAP net loss of $10.2 million, or $0.16 per diluted share
•Adjusted net income of $8.1 million, or $0.13 per diluted share
•Adjusted EBITDA of $57.1 million

“The resilience of our diversified business model produced a respectable result for the quarter despite volumes across all of our operating segments being negatively impacted by the global shutdown due to the COVID-19 pandemic,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “The continued demonstration of our value to the global supply chain and energy and logistics industries during these uncertain times will serve us well as the world begins its recovery.”

For the second quarter, our aviation segment generated gross profit of $91.9 million, a decrease of 35% year-over-year, driven by a significant reduction in activity related to the global shutdown, which principally impacted our commercial aviation operations, together with a reduction in government-related activity. The marine segment generated gross profit of $37.2 million, an increase of 2% year-over-year, principally related to improved performance in our core resale business, offset by significantly lower volume due to a decline in activity in connection with the pandemic. Our land segment generated gross profit of $84.8 million, a decrease of 8% year-over-year, driven principally by a decline in retail, commercial and industrial activities in North America as a result of the pandemic, together with a reduction in government-related activity.

“Our continued focus on cost and liquidity management further strengthened our balance sheet during this extraordinary time,” said Ira M. Birns, executive vice president and chief financial officer. “We generated cash flows from operations of $236 million during the quarter and the expected proceeds from the announced sale of the Multi Service payment solutions business will provide additional capital to strategically invest in our core business portfolio.”

COVID-19 Update

Beginning in the first quarter of 2020, the aviation, marine and land transportation industries, along with global economic conditions generally, have been significantly impacted by the coronavirus pandemic. A large number of our customers in these industries have experienced substantial reductions in their operations, especially commercial airlines and cruise lines, which have been particularly impacted by the travel restrictions and stay-at-home orders. Customers in our marine and land segments have also been adversely affected by these restrictions, as well as the extended shutdown of various businesses in affected regions.

While the COVID-19 pandemic and associated impacts on economic activity had a limited adverse effect on our results of operations and financial condition for the first quarter of 2020, we have since seen a sharp decline in demand and related sales as large sectors of the global economy have been adversely impacted by the crisis. Accordingly, our results of operations during the second quarter of 2020 were significantly impacted as a result of the effects of the pandemic. Since the level of activity in our business and that of our customers has historically been driven by the level of economic activity globally, we generally expect these negative impacts to continue through the third quarter as the recent increases in COVID-19 cases have further delayed the reopening of various economies around the world.

In addition to the actions we took during the first quarter in light of the unprecedented effects of the COVID-19 pandemic on the global economy, during the second quarter of 2020, we took additional steps and expanded the restructuring of our operations to include the rationalization of our global office footprint, including the transition of select offices to smaller or more cost-effective locations. While the ultimate duration and impact of the pandemic on our business and our customers' operations remains unclear, we will continue to seek additional opportunities to further enhance our operating efficiencies and reduce costs throughout the current crisis and eventual recovery.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income, adjusted diluted earnings per share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring costs, impairments, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results. These changes were made to facilitate the evaluation of our current operating performance and comparisons to our past operating performance.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to our value to the global supply chain and energy and logistics industries, our expectations regarding the announced sale of the Multi Service payment solutions business and our use of the capital to strategically invest in our core portfolio of businesses, our focus on enhancing our operating efficiencies and reducing our expenses, as well as our expectations about the impact of the coronavirus pandemic on us, as well as our expectations about our future results of operations and the ultimate benefit of the actions we have taken in response to the pandemic. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to the duration, spread, severity and scope of related government orders and restrictions, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the loss of, or reduced sales to a significant government customer, such as the North Atlantic Treaty Organization, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, particularly in light of the impact of the pandemic on the financial markets, adverse conditions in the markets or industries in which we or our customers and suppliers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, ours and the purchaser's ability to obtain required consents and regulatory approvals as well as satisfy closing conditions, our ability to effectively utilize the proceeds from the sale and derive the expected benefits, the ultimate impact of any investment of the proceeds on our core businesses, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, our ability to capitalize on new market opportunities, risks related to the complexity of U.S. Tax Cuts and Jobs Act and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in our SEC filings. In addition, other current or potential risks and uncertainties related to the coronavirus pandemic include, but are not limited to: disruptions resulting from office and facility closures, reductions in operating hours, and changes in operating procedures, including additional cleaning and disinfecting procedures, possible infections or quarantining of our employees which could impact our ability to service our customers or operate our business, notices from customers, suppliers and other third parties asserting force majeure or other bases for their non-performance, losses on hedging transactions with customers arising from the sharp decline in fuel prices and their inability to benefit from the reduced cost of fuel due to substantial reductions in their operations, heightened risk of cybersecurity issues, as digital technologies may become more vulnerable and experience a higher rate of cyber attacks in a remote connectivity environment, reduction of our global workforce to adjust to market conditions, including increased costs associated with severance payments, retention issues, and an inability to hire employees when market conditions improve, asset impairments, including an impairment of the carrying value of our goodwill, along with other accounting charges if expected future demand for our products and services materially decreases, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	June 30,	December 31,
	2020	2019
Assets:
Current assets:
Cash and cash equivalents	$645.7	$186.1
Accounts receivable, net	1,415.9	2,891.9
Inventories	308.8	593.3
Prepaid expenses	72.7	80.6
Short-term derivative assets, net	146.5	59.5
Other current assets	341.8	358.8
Total current assets	2,931.4	4,170.1
Property and equipment, net	368.4	360.9
Goodwill	913.5	843.7
Identifiable intangible and other non-current assets	667.6	617.7
Total assets	$4,881.0	$5,992.4
Liabilities:
Current liabilities:
Current maturities of long-term debt	$53.8	$54.1
Accounts payable	1,090.4	2,602.7
Customer deposits	124.4	126.7
Accrued expenses and other current liabilities	337.9	378.9
Total current liabilities	1,606.6	3,162.4
Long-term debt	1,043.3	574.7
Non-current income tax liabilities, net	211.2	210.1
Other long-term liabilities	201.6	151.3
Total liabilities	3,062.7	4,098.5
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 63.3 and 65.2 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	0.6	0.7
Capital in excess of par value	219.3	274.7
Retained earnings	1,768.6	1,761.3
Accumulated other comprehensive loss	(173.5)	(146.3)
Total World Fuel shareholders' equity	1,815.0	1,890.4
Noncontrolling interest	3.3	3.5
Total equity	1,818.3	1,893.9
Total liabilities and equity	$4,881.0	$5,992.4

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$3,158.3	$9,459.4	$11,173.5	$18,138.2
Cost of revenue	2,944.5	9,190.8	10,700.9	17,618.5
Gross profit	213.9	268.6	472.6	519.7
Operating expenses:
Compensation and employee benefits	95.9	112.0	198.3	220.3
General and administrative	84.4	79.5	168.2	150.1
Asset impairments	18.6	—	18.6	—
Restructuring charges	3.1	1.9	4.8	3.7
	202.0	193.4	389.9	374.1
Income from operations	11.9	75.2	82.7	145.6
Non-operating expenses, net:
Interest expense and other financing costs, net	(10.0)	(20.2)	(25.3)	(39.6)
Other income (expense), net	(4.9)	2.6	(2.7)	3.0
	(14.9)	(17.6)	(28.1)	(36.6)
Income (loss) before income taxes	(3.0)	57.6	54.6	109.0
Provision for income taxes	7.7	20.0	23.7	34.0
Net income (loss) including noncontrolling interest	(10.7)	37.6	31.0	74.9
Net income (loss) attributable to noncontrolling interest	(0.4)	0.6	(0.2)	0.7
Net income (loss) attributable to World Fuel	$(10.2)	$37.0	$31.2	$74.2

Basic earnings per common share	$(0.16)	$0.56	$0.49	$1.11

Basic weighted average common shares	63.3	66.7	64.1	66.9

Diluted earnings per common share	$(0.16)	$0.55	$0.48	$1.10

Diluted weighted average common shares	63.3	67.0	64.4	67.2

Comprehensive income:
Net income (loss) including noncontrolling interest	$(10.7)	$37.6	$31.0	$74.9
Other comprehensive income (loss):
Foreign currency translation adjustments	5.1	(6.0)	(27.9)	(5.9)
Cash flow hedges, net of income tax benefit of $7.2 and benefit of $1.1 for the three months ended June 30, 2020 and 2019, respectively, and net of income tax expense of $0.2 and benefit of $5.2 for the six months ended June 30, 2020 and 2019, respectively	(21.0)	(2.9)	0.7	(14.7)
Other comprehensive income (loss)	(16.0)	(8.9)	(27.2)	(20.6)
Comprehensive income (loss) including noncontrolling interest	(26.7)	28.7	3.7	54.3
Comprehensive income (loss) attributable to noncontrolling interest	—	—	—	(0.7)
Comprehensive income (loss) attributable to World Fuel	$(26.7)	$28.7	$3.7	$55.0

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income including noncontrolling interest	$(10.7)	$37.6	$31.0	$74.9
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	22.3	20.8	44.2	43.1
Provision for bad debt	24.7	3.4	34.6	5.7
Share-based payment award compensation costs	2.3	3.5	0.6	7.7
Deferred income tax expense (benefit)	6.4	9.3	(5.3)	4.8
Foreign currency (gains) losses, net	22.8	(1.3)	3.0	2.1
Other	41.1	(8.5)	0.2	(0.3)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	562.3	(23.6)	1,462.6	(12.5)
Inventories	37.5	43.0	282.8	(40.4)
Prepaid expenses	(14.2)	(15.9)	6.4	(7.2)
Short-term derivative assets, net	78.9	3.4	(110.4)	167.6
Other current assets	(0.5)	(18.4)	17.2	8.9
Cash collateral with counterparties	54.5	(5.4)	17.6	(38.0)
Other non-current assets	11.0	6.6	(18.4)	33.9
Accounts payable	(469.6)	81.0	(1,527.1)	70.0
Customer deposits	(6.0)	44.2	(2.3)	19.5
Accrued expenses and other current liabilities	(126.7)	(40.6)	(25.2)	(143.7)
Non-current income tax, net and other long-term liabilities	(0.6)	(14.0)	33.7	(60.4)
Total adjustments	246.3	87.3	214.1	60.8
Net cash provided by (used in) operating activities	235.6	125.0	245.1	135.8
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(0.1)	—	(130.6)	—
Capital expenditures	(15.5)	(15.6)	(32.9)	(37.3)
Other investing activities, net	(4.2)	0.5	(5.3)	3.8
Net cash (used in) provided by investing activities	(19.8)	(15.1)	(168.7)	(33.6)
Cash flows from financing activities:
Borrowings of debt	348.0	1,655.5	2,080.0	3,197.6
Repayments of debt	(452.4)	(1,671.1)	(1,613.7)	(3,218.6)
Dividends paid on common stock	(6.5)	(4.0)	(13.0)	(8.0)
Repurchases of common stock	—	(65.4)	(55.6)	(65.4)
Other financing activities, net	(1.2)	(1.2)	(2.8)	(2.6)
Net cash provided by (used in) financing activities	(112.1)	(86.2)	394.9	(97.1)
Effect of exchange rate changes on cash and cash equivalents	4.9	0.4	(11.6)	1.2
Net increase (decrease) in cash and cash equivalents	108.6	24.1	459.6	6.3
Cash and cash equivalents, as of the beginning of the period	537.0	194.0	186.1	211.7
Cash and cash equivalents, as of the end of the period	$645.7	$218.1	$645.7	$218.1

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Non-GAAP financial measures and reconciliation:	2020	2019	2020	2019
Net income attributable to World Fuel	$(10.2)	$37.0	$31.2	$74.2
Acquisition and divestiture related expenses	1.2	0.4	2.2	0.8
Asset impairments	18.6	—	18.6	—
Restructuring charges	3.1	1.9	4.8	3.7
Income tax impacts	(4.5)	(0.5)	(5.1)	(1.0)
Adjusted net income attributable to World Fuel	$8.1	$38.8	$51.7	$77.7

Diluted earnings per common share	$(0.16)	$0.55	$0.48	$1.10
Acquisition and divestiture related expenses	0.02	0.01	0.03	0.01
Asset impairments	0.29	—	0.29	—
Restructuring charges	0.05	0.03	0.07	0.06
Income tax impacts	(0.07)	(0.01)	(0.08)	(0.02)
Adjusted diluted earnings per common share	$0.13	$0.58	$0.80	$1.16

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Non-GAAP financial measures and reconciliation:	2020	2019	2020	2019
Income from operations	$11.9	$75.2	$82.7	$145.6
Depreciation and amortization	22.3	20.8	44.2	43.0
Acquisition and divestiture related expenses	1.2	0.4	2.2	0.8
Asset impairments	18.6	—	18.6	—
Restructuring charges	3.1	1.9	4.8	3.7
Adjusted EBITDA (1)	$57.1	$98.3	$152.5	$193.1

(1)The Company defines adjusted EBITDA as income from operations, excluding the impact of depreciation and amortization, and items that are considered to be non-operational and are not representative of our core business, including those associated with acquisition and divestiture related expenses, asset impairments, and restructuring charges.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Revenue:	2020	2019	2020	2019
Aviation segment	$1,020.6	$4,785.0	$4,784.8	$9,037.7
Land segment	1,197.6	2,663.0	3,303.6	5,156.6
Marine segment	940.2	2,011.4	3,085.2	3,943.9
	$3,158.3	$9,459.4	$11,173.5	$18,138.2
Gross profit:
Aviation segment	$91.9	$140.5	$185.0	$254.8
Land segment	84.8	91.7	191.0	193.2
Marine segment	37.2	36.4	96.6	71.6
	$213.9	$268.6	$472.6	$519.7
Income from operations:
Aviation segment	$9.0	$73.5	$38.1	$129.1
Land segment	9.7	11.8	35.3	32.8
Marine segment	13.3	10.1	47.2	23.6
	32.0	95.4	120.6	185.5
Corporate overhead - unallocated	(20.1)	(20.2)	(37.9)	(40.0)
	$11.9	$75.2	$82.7	$145.6

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Volume (Gallons):	2020	2019	2020	2019
Aviation Segment	688.1	2,143.9	2,532.8	4,114.5
Land Segment (1)	1,168.3	1,329.5	2,549.3	2,675.3
Marine Segment (2)	1,056.8	1,349.2	2,347.9	2,721.6
Consolidated Total	2,913.2	4,822.6	7,430.0	9,511.4

(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our Kinect power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.0 and 8.9 for the three and six months ended June 30, 2020.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations